AMENDMENT TO THE RIGHTS AGREEMENT


     AMENDMENT, dated as of March 4, 1999 (this "Amendment"), to the Rights Agreement, dated as of September 18, 1996 (the "Rights Agreement"), between ST. JOSEPH LIGHT & POWER COMPANY, a Missouri corporation (the "Company"), and HARRIS TRUST AND SAVINGS BANK, an Illinois banking association (the "Rights Agent").

                     W I T N E S S E T H :

     WHEREAS, the Board of Directors of the Company has approved the Agreement and Plan of Merger, dated as of March 4, 1999 (the "Merger Agreement") between UtiliCorp United Inc., a Delaware corporation ("UCU"), and the Company, which provides for the merger (the "Merger") of the Company with and into UCU, with UCU as the surviving corporation, upon the terms and subject to the conditions set forth in the Merger Agreement;

     WHEREAS, the Board of Directors of the Company deems it advisable and in the best interests of the Company and of its stockholders to effect the Merger in accordance with the terms of the Merger Agreement;

     WHEREAS, the execution by UCU of the Merger Agreement is conditioned, among other things, upon the authorization and execution of this Amendment by the Company;

     WHEREAS, at the date of this Amendment, the Distribution
Date has not occurred and there is no Acquiring Person; and

     WHEREAS, in compliance with Section 27 of the Rights Agreement, the Company and the Rights Agent are willing to amend the Rights Agreement as hereinafter set forth and the Company and the Rights Agent have each executed and delivered this Amendment immediately prior to the execution and delivery of the Merger Agreement.

     NOW, THEREFORE, in consideration of the Rights Agreement and the premises and mutual agreements herein set forth, the parties hereby agree as follows:

          1.  There is hereby added to the Rights Agreement new
Sections 1(aa) through 1(cc) as follows:

          (aa)  "UCU" shall mean UtiliCorp United Inc., a
     Delaware corporation.

          (bb) "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of March 4, 1999 between UCU and the Company, as the same may be amended or supplemented in accordance with the terms thereof.

          (cc) "Merger" shall mean the merger of the Company with and into UCU upon the terms and subject to the conditions set forth in the Merger Agreement.

          2. Section 1(a) of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

     "Notwithstanding anything in this definition to the contrary, none of UCU, any of its Affiliates or Associates or any of its permitted assignees or transferees shall become or be deemed to be an "Acquiring Person" as a result of (i) UCU's execution and delivery of the Merger Agreement or the public announcement of such execution and delivery; or (ii) the consummation of (x) the Merger or (y) the other transactions contemplated by the Merger Agreement, each in accordance with the terms of the Merger Agreement."

          3. Section 3(a) of the Rights Agreement is hereby amended by adding the following sentence immediately following the first sentence thereof:

     "Notwithstanding anything in this Section 3(a) to the contrary, a Distribution Date shall not occur as a result of
     (i) the execution and delivery of the Merger Agreement by the parties thereto or the public announcement of such execution and delivery; or (ii) the consummation of (x) the Merger or (y) the other transactions contemplated by the Merger Agreement, each in accordance with the terms of the Merger Agreement."

          4. Section 7(a) of the Rights Agreement is hereby restated to read as follows:

          "(a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one-halves of a share of Common Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earliest of (i) the earlier of the Close of Business on the date on which the Effective Time (as defined in the Merger Agreement) occurs or the Close of Business on December 4, 2006 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof or (iii) the time at which such Rights are exchanged pursuant to Section 24 hereof (the earliest of (i), (ii), and (iii) being herein referred to as the Expiration Date").

     5.  There is hereby added to the Rights Agreement new
Section 36 as follows:

     Section 36. Termination of Rights Agreement; Expiration of Rights. Notwithstanding anything to the contrary contained herein, this Agreement shall terminate at the Close of Business on the Final Expiration Date and the Rights shall expire on the Final Expiration Date.

     6.  The Form of Rights Certificate attached to the Rights
Agreement as Exhibit A is
hereby amended by:

            (a) replacing the date "DECEMBER 4, 2006" in the first line of the legend appearing at the top of such certificate with the phrase "THE EARLIER OF THE CLOSE OF BUSINESS ON THE DATE ON WHICH THE MERGER CONTEMPLATED BY THE AGREEMENT AND PLAN OF MERGER, DATED AS OF MARCH 4, 1999, BETWEEN UTILICORP UNITED INC. AND THE COMPANY IS CONSUMMATED OR THE CLOSE OF BUSINESS ON DECEMBER 4, 2006"; and

          (b) replacing the date "December 4, 2006" in the tenth line of the first paragraph thereof with the phrase "the earlier of the date on which the merger contemplated by the Agreement and Plan of Merger, dated as of March 4, 1999, between UtiliCorp United Inc. and the Company is consummated or on December 4, 2006".

     7. The Summary of Rights to Purchase Common Stock attached to the Rights Agreement as Exhibit B is hereby amended by replacing the date "December 4, 2006" in the second line of the fifth paragraph thereof with the phrase "the earlier of the date on which the merger contemplated by the Agreement and Plan of Merger, dated as of March 4, 1999, between UtiliCorp United Inc. and the Company is consummated or on December 4, 2006".

     8. This Amendment shall be deemed to be a contract made under the laws of the State of Missouri and for all purposes shall be governed by and construed with in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

     9. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     10. Any capitalized term used herein without definition shall have the meaning specified in the Rights Agreement.

     11. Except as otherwise expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any other manner affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are hereby ratified and confirmed in all respects and shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.


                              ST. JOSEPH LIGHT & POWER COMPANY

                                 By: /s/ Terry F. Steinbecker
                                 Name: Terry F. Steinbecker
                                 Title:  President & CEO

Attest:

By:     /s/ Gary L. Myers
       Name: Gary L. Myers
       Title: Vice President & Secretary



                                    HARRIS TRUST AND SAVINGS BANK


                                       By: /s/ Donald W. Koslow
                                       Name: Donald W. Koslow
                                       Title: Vice President

Attest:

By:    /s/ K.W. Penn
       Name: K.W. Penn
       Title: Assistant Secretary